Exhibit 10.1

SEVENTH AMENDMENT TO SECURED PROMISSORY NOTE

This SEVENTH AMENDMENT TO SECURED PROMISSORY NOTE (this “Amendment”) is made as of August 5, 2010 by and between ImageWare Systems, Inc., a Delaware corporation (“Borrower”), and BET Funding LLC, a Delaware limited liability company (“Lender”).

W I T N E S S E T H :

A.           On February 12, 2009, Borrower issued to Lender a secured promissory note (the “Original Note”) in the original principal amount of Five Million Dollars ($5,000,000).  On such date, Lender made to Borrower an initial advance under the Note (as defined below) of One Million Dollars ($1,000,000).  The Note and all instruments, documents and agreements executed in connection therewith, or related thereto, are referred to herein collectively as the “Financing Documents”.  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Note.

B.           On June 9, 2009, Borrower and Lender entered into that certain Waiver and Amendment Agreement (the “Waiver and Amendment Agreement”) in order to (i) waive certain existing events of default under the Note and (ii) amend certain terms of the Note.

C.           On June 22, 2009, Borrower and Lender entered into that certain Amendment to Promissory Note (the “Second Amendment”) pursuant to which (i) Lender made a subsequent advance to Borrower under the Note in the principal amount of Three Hundred Fifty Thousand Dollars ($350,000) and (ii) certain terms of the Note were amended.

D.           On October 5, 2009, Borrower and Lender entered into that certain Third Amendment to Promissory Note (the “Third Amendment”) pursuant to which (i) Lender agreed to make additional advances in an aggregate amount up to One Million Dollars ($1,000,000) to be used for the purpose of compromising certain of Borrower’s outstanding vendor payables or paying for the audit of Borrower’s financial statements, (ii) Lender made an advance of Three Hundred Thousand Dollars ($300,000) of such amount and (iii) certain terms of the Note were amended.

E.           On November 11, 2009, Borrower and Lender entered into that certain Fourth Amendment to Secured Promissory Note (the “Fourth Amendment”) pursuant to which (i) Lender made a subsequent advance to Borrower under the Note in the principal amount of Three Hundred Fifty Thousand Dollars ($350,000) (the “Fourth Amendment Advance”), (ii) Borrower assigned to Lender certain of its accounts receivable and (iii) certain terms of the Note were amended.

F.           On December 18, 2009, Borrower and Lender entered into that certain Acknowledgment (the “Acknowledgment”) pursuant to which (i) Lender acknowledged full repayment of the advance in the principal amount of the Fourth Amendment Advance and (ii) Lender made a Third Amendment Advance in the principal amount of Three Hundred Twenty-Five Thousand Dollars ($325,000) to Borrower under the Note for the purpose of satisfying certain of Borrower’s outstanding vendor payables.

G.           On February 5, 2010, Borrower and Lender entered into that certain Fifth Amendment to Secured Promissory Note (the “Fifth Amendment”) pursuant to which certain terms of the Note were amended.

H.           On March 15, 2010, Borrower and Lender entered into that certain Sixth Amendment to Secured Promissory Note (the “Sixth Amendment”) pursuant to which (i) Lender made a subsequent advance to Borrower under the Note in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000), (ii) Borrower assigned to Lender certain of its rights, title and interest in and to after-cost proceeds received in connection with the prosecution of certain commercial tort claims and (iii) certain terms of the Note were amended.  The Original Note, as amended by the Waiver and Amendment Agreement, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, is hereinafter referred to as the “Note”.

I.           Borrower and Lender have agreed to amend certain terms of the Note pursuant to this Amendment and desire to set forth their agreement in writing.

NOW, THEREFORE, with the foregoing background deemed incorporated by reference, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

SECTION 1.  ACKNOWLEDGMENT OF INDEBTEDNESS, ETC.

1.1           Note.  Borrower hereby acknowledges and confirms that as of the close of business on July 31, 2010, Borrower is indebted to Lender, without defense, setoff, claim or counterclaim under the Note, in the aggregate principal amount of $2,252,437.35, together with accrued and unpaid interest in the amount of $236,405.06 and all other fees, costs and expenses (including attorneys’ fees) incurred to date in connection with the Note.

1.2           No Defaults.  Upon giving effect to this Amendment, Borrower acknowledges and represents that as of this date no Event(s) of Default or default are outstanding.

1.3           Fees and Expenses.  Borrower acknowledges and agrees that it is liable for all fees, costs and expenses (including attorneys’ fees) incurred by Lender in connection with the documentation, preparation, interpretation and negotiation of this Amendment and the Financing Documents, and any amendment, modification or supplement to this Amendment or to the Financing Documents, the consummation and administration of the transactions contemplated hereby and thereby and the enforcement, preservation, protection or defense of any of Lender’s rights and remedies hereunder and under the Financing Documents, including, without limitation any costs for appraisals, searches or filing fees incurred by Lender.  All such fees, costs and expenses are referred to herein as “Expenses.”  All Expenses will be payable within fifteen (15) days after Lender gives notice thereof or, at the election of Lender, added to the principal balance of the Obligations in accordance with the terms of the Note.  Borrower acknowledges and agrees that $20,000 shall be added to the principal amount of the Note on the date hereof (so that the principal balance is now $2,272,437.35) to reflect Lender’s costs and expenses incurred in connection with the preparation of this Amendment.

SECTION 2.  AMENDMENT FEE

2.1           Amendment Fee.  Borrower shall pay to Lender on or before September 15, 2010 a non-refundable fee in connection with this Amendment in the principal amount of $50,000.00 (the “Amendment Fee”) in immediately available funds, which fee is fully earned as of the date hereof.  The Amendment Fee shall be added to the principal balance of the Note as of the date hereof and shall accrue interest at the applicable rate provided for in the Note until paid in full.

SECTION 3.  AMENDMENT TO NOTE

3.1           Section 1(t) of the Note.  Section 1(t) of the Note is hereby amended by replacing the date “June 30, 2010” set forth therein with the date “September 15, 2010”.  The foregoing amendment shall be retroactive from February 12, 2009, the date of the Note.

3.2           Section 2(a) of the Note.  Section 2(a) of the Note is hereby amended by adding the following sentence at the end thereof:

“To the extent that (x) the Company delivers to Lender at any time after August 4, 2010 but before the Maturity Date a binding contract (or contracts) with a customer (or customers) acceptable to Lender, in its sole discretion, for the provision of goods or services by the Company sufficient to generate aggregate revenue of not less than Twenty Five Million Dollars ($25,000,000) and (y) the repayment of all amounts hereunder is not otherwise required under clause (i) or (ii) above, then the Company shall have a grace period of sixty (60) days commencing on the Maturity Date to repay all amounts due and owing hereunder; provided that interest shall accrue during such grace period on the unpaid principal balance hereunder at the annual rate of eighteen percent (18%).”

3.3           Section 2(c) of the Note.  Section 2(c) of the Note is hereby amended by replacing “for the ten (10) trading day period immediately preceding the date of the payment of such interest amount” set forth in clause (ii) therein with “for the five (5) highest Closing Prices for the Common Stock during the period from February 12, 2009 to the Maturity Date; provided, however, that in the event that such average of the five (5) highest Closing Prices for the Common Stock is in excess of $1.00, the average shall be deemed to be equal to $1.00 for purposes of the calculation herein (i.e., the maximum amount payable under this Section 2(c) shall be $2,200,000)”.  The foregoing amendment shall be retroactive from February 12, 2009, the date of the Note.

3.4           Incorporation of Amendment into Note.  Borrower hereby directs Lender to attach an original counterpart of this Amendment to the Note.  The Note and this Amendment shall be deemed to constitute a single instrument.

SECTION 4.  COLLATERAL

4.1           Affirmation of Existing Collateral.  Borrower covenants, confirms and agrees that as security for the repayment of the Obligations, Lender has, and shall continue to have, and is hereby granted a continuing, perfected lien on and security interest in the Collateral, all whether now owned or hereafter acquired, created or arising, together with all proceeds, including insurance proceeds thereof.  Borrower acknowledges and agrees that nothing herein contained in any way impairs Lender’s existing rights and priority in the Collateral.

4.2           Further Assurances.  Upon execution of this Amendment, and thereafter as Lender may from time to time request, Borrower shall further assist Lender in effectuating the terms and intent of this Amendment and the Financing Documents and in assuring continued, effective and proper perfection of Lender’s liens and security interests in the Collateral.  Borrower hereby authorizes Lender to sign (if necessary) on Borrower’s behalf and/or file, from time to time, without signature of Borrower, any financing statements as Lender may reasonably deem necessary to perfect, or maintain perfection, of Lender’s security interests.

SECTION 5.  EFFECTIVENESS CONDITIONS

5.1           Conditions.  Lender’s undertakings hereunder are subject to satisfactory completion, as determined by Lender in its sole discretion (all documents to be in form and substance satisfactory to Lender and its counsel) of the following conditions (the “Effectiveness Conditions”):

(a)           Borrower’s execution and delivery of this Amendment;

(b)           Borrower shall have delivered to Lender resolutions of the Board of Directors of Borrower authorizing the execution and delivery of this Amendment and the transactions herein contemplated;

(c)           assuming the effectiveness of this Amendment, no default or Event of Default  shall have occurred and be continuing under the Financing Documents; and

(d)           all expenses incurred by Lender shall have been paid by Borrower when due.

SECTION 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS

Borrower represents, warrants and covenants to Lender that:

6.1           Prior Representations.  By execution of this Amendment, except as otherwise expressly set forth herein, Borrower reconfirms all representations and warranties made to Lender under the Financing Documents and restates such representations and warranties as of the date hereof, all of which shall be deemed continuing until all of the Obligations are paid and satisfied in full.

6.2           No Conflict.  The execution and delivery by Borrower of this Amendment and the performance of the obligations of Borrower hereunder and the consummation by Borrower of the transactions contemplated hereby: (i) are within the corporate powers of Borrower; (ii) are duly authorized by the Board of Directors of Borrower and, if necessary, its stockholders; (iii) are not in contravention of the terms of the articles or certificate of incorporation or bylaws of Borrower or of any indenture, contract, lease, agreement instrument or other commitment to which Borrower is a party or by which Borrower or any of its property are bound; (iv) do not require the consent, registration or approval of any Governmental Authority or any other Person; (v) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon Borrower; and (vi) will not, except as contemplated herein for the benefit of Lender, result in the imposition of any Liens upon any property of Borrower.

6.3           Stockholder Authorization.  Neither the execution, delivery or performance by Borrower of this Amendment nor the consummation by it of the transactions contemplated hereby requires any consent or authorization of Borrower’s stockholders.

6.4           Valid, Binding and Enforceable.  This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith will be valid, binding and enforceable in accordance with their respective terms with respect to Borrower upon the execution and delivery by Borrower thereof.

SECTION 7.  BORROWER’S EXISTING COVENANTS

7.1           Existing Covenants.  Borrower covenants that on and after the date of execution of this Amendment and until the Obligations are indefeasibly paid and satisfied in full that, except as expressly modified hereby, Borrower shall continue to observe and maintain compliance with all covenants, representations and warranties contained in, or arising in conjunction with, the Financing Documents.

SECTION 8.  ADDITIONAL AGREEMENTS

8.1           SEC Filings; Press Releases.  Borrower covenants that it will provide Lender with a copy of any current report on Form 8-K with the Securities and Exchange Commission or any press release or any other form of public statement or communication to the general public relating to this Amendment or Lender at least 48 hours before the filing or release of such information and allow Lender to provide comments with respect thereto.

8.2           Relief from Automatic Stay.  In the event Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under the United States bankruptcy code (the “Bankruptcy Code”), (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator, or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, then, subject to court approval, Lender shall thereupon be entitled and Borrower irrevocably consents to relief from automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Financing Documents and this Amendment and as otherwise provided by law, and Borrower hereby irrevocably waives its rights to object to such relief.

8.3           No Contest.  In consideration of this Amendment, Borrower hereby agrees that it will not contest the exercise of Lender’s rights to foreclose or otherwise take action with respect to the liens on and security interests of Lender in and to the Collateral, or contest the appointment of any receiver in connection of the operation of any of such property and assets, pursuant to terms of the Financing Documents.

8.4           No Coercion.  Borrower hereby represents and warrants that it is fully aware of the terms set forth in this Amendment and has voluntarily, and without coercion or duress of any kind, entered into this Amendment intending to be legally bound by its terms.

8.5           Lender Reliance.  Borrower expressly understands and further agrees that Lender is relying on all terms, covenants, conditions, warranties and representations set forth in this Amendment as a material inducement to Lender to enter into this Amendment.

8.6           Disgorgement.  If Lender is, for any reason, compelled to surrender or disgorge any payment, interest or other consideration described hereunder to any person or entity because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such Obligation or part thereof intended to be satisfied by virtue of such payment, interest or other consideration shall be revived and continue as if such payment, interest or other consideration had not been received by Lender, and Borrower shall be liable to, and shall indemnify, defend (engaging counsel acceptable to Lender) and hold Lender harmless for, the amount of such payment or interest surrendered or disgorged.  The provisions of this Section 8.6 shall survive execution and exchange or this Amendment.

SECTION 9.  MISCELLANEOUS

9.1           Default.

(a)           In addition to each of the Events of Default set forth in the Financing Documents, the (i) failure of Borrower to comply with its representations, warranties, covenants or other undertakings under this Amendment, or (ii) occurrence or institution of any action or proceeding which may adversely affect Borrower’s ability to perform under this Amendment (as determined by Lender in its discretion), shall be an Event of Default under the Financing Documents and upon such failure, Lender’s undertakings under this Amendment may, at Lender’s discretion and without notice to Borrower, immediately terminate and Lender may exercise its rights and remedies as granted under the Financing Documents and under applicable law or in equity.

(b)           Any default by Borrower under any of the Financing Documents shall be considered a default and an Event of Default under all of the Financing Documents and upon such default, Lender’s undertakings under this Amendment may, at Lender’s discretion and without notice to Borrower, immediately terminate and Lender may exercise its rights and remedies as granted under the Financing Documents and under applicable law or in equity.

9.2           Integrated Agreement.  This Amendment shall be deemed incorporated into and made a part of the Financing Documents.  The Financing Documents and this Amendment shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender’s rights, remedies and security.  If, after applying the foregoing, an inconsistency still exists, the provisions of this Amendment shall control.

9.3           Non-Waiver.  No omission or delay by Lender in exercising any right or power under this Amendment, or the Financing Documents or any related agreement will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.  Lender’s rights and remedies are cumulative and concurrent and may be pursued singly, successively or together.

9.4           Headings.  The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision of this Amendment.

9.5           Survival.  All warranties, representations and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Amendment, shall be considered to have been relied upon by Lender.  All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower hereunder.  All warranties, representations, and covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until the Obligations are indefeasibly paid and satisfied in full.

9.6           Successors and Assigns.  This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.  No delegation by Borrower of any duty or obligation of performance may be made or is intended to be made to Lender.  No rights are intended to be created hereunder or under any related instruments, documents or agreements for the benefit of any third party donee, creditor, incidental beneficiary or affiliate of Borrower.

9.7           GOVERNING LAW.  THIS AMENDMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AMENDMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.  THE PROVISIONS OF THIS AMENDMENT, THE OTHER FINANCING DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

9.8           CONSENT TO JURISDICTION.  BORROWER AND LENDER HEREBY IRREVOCABLY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING.  BORROWER WAIVES ANY OBJECTION TO IMPROPER VENUE AND FORUM NON-CONVENIENS TO PROCEEDINGS IN ANY SUCH COURT AND ALL RIGHTS TO TRANSFER FOR ANY REASON.  BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

9.9           WAIVER OF JURY TRIAL.  BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE FINANCING DOCUMENTS, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.10           RELEASE.  AS FURTHER CONSIDERATION FOR LENDER’S AGREEMENT TO GRANT THE EXTENSION, ACCOMMODATIONS AND WAIVER SET FORTH HEREIN, BORROWER HEREBY WAIVES AND RELEASES AND FOREVER DISCHARGES LENDER AND ITS MEMBERS, MANAGERS, OFFICERS, ATTORNEYS, AGENTS AND EMPLOYEES FROM ANY LIABILITY, DAMAGE, CLAIM, LOSS OR EXPENSE OF ANY KIND THAT BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER ARISING OUT OF OR RELATING TO THE OBLIGATIONS, THIS AMENDMENT OR THE FINANCING DOCUMENTS.

9.11           Waivers.

(a)           Borrower will not, directly or indirectly, do any act or fail to do any act, which would impair or affect Lender’s security interest in any Collateral, nor will Borrower, upon any default or Event of Default under this Amendment or the other Financing Documents, contest Lender’s right to obtain judgment against Borrower or to foreclose upon any Collateral pledged to Lender, nor will Borrower move to vacate or enjoin such judgment or foreclosure.

(b)           Borrower waives and renounces all rights which are waivable under Article 9 of the Uniform Commercial Code as such rights relate to Borrower’s relationship with Lender, whether such rights are waivable before or after default, including, without limitation, those rights with respect to compulsory disposition of collateral (U.C.C. §§9610, 9615 and 9620), any right of redemption under U.C.C. §9623, and any right to notice relating to disposition of collateral under U.C.C. §9611.

9.12           Advice of Counsel.  Borrower acknowledges that it has consulted with independent legal counsel concerning this Amendment and specifically regarding the effect and implications of Sections 9.8, 9.9, 9.10 and 9.11 above, and Borrower knowingly and voluntarily hereby waives the rights described therein or affected thereby.

9.13           Signatories:  Each individual signatory hereto represents and warrants that he or she is duly authorized to execute this Amendment on behalf of his or her principal and that he or she executes the Amendment in such capacity and not as a party.

9.14           Duplicate Originals.  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  This Amendment may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.  Signature by facsimile or PDF shall bind the parties hereto.

9.15           Effect of Amendment.  Except as expressly stated herein, (i) the Financing Documents are and shall be unchanged and remain in full force and effect, and (ii) this Amendment shall not constitute a waiver of any default or Event of Default or a waiver of the right of Lender to insist upon compliance with any term, covenant, condition or provision of the Note and the other Financing Documents, as amended hereby.  Except as specifically stated herein, the execution and delivery of this Amendment shall in no way release, diminish, impair, reduce or otherwise affect the respective obligations and liabilities of Borrower or any other Person under any of the Financing Documents, all of which as amended hereby, shall continue in full force and effect.  Borrower hereby ratifies and confirms the existence of each of the Financing Documents to which it is a party, each of the Liens created pursuant to each such Financing Document and each and every term, condition, obligation, liability, undertaking and covenant therein contained.  Each of the Financing Documents is hereby amended and modified to the extent necessary (and without any further action on behalf of Borrower, Lender or any other Person) in order to give full force and effect to this Amendment.  This Amendment constitutes a Financing Document.  All references in each of the Financing Documents to the “Note” (or other similar term) shall refer to the Note as amended by this Amendment, and as further amended from time to time hereafter, and as further amended from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Seventh Amendment to Secured Promissory Note as of the day and year first above written.

BORROWER:

IMAGEWARE SYSTEMS, INC.,
a Delaware corporation

By:           ______________________________
Name:   Wayne Wetherell
Title:     SVP and CFO

Address for Notices:

ImageWare Systems, Inc.
10883 Thornmint Road
San Diego, CA 92127
Attn: Mr. Wayne Wetherell
Telephone: 858-673-8600
Facsimile:  858-673-0291

LENDER:

BET FUNDING LLC,
a Delaware limited liability company

By:           ______________________________
Name:   Douglas Topkis
Title:     Member

Address for Notices:

BET Funding LLC
250 Gibraltar Road
Horsham, PA  19044
Telephone: 215-938-8000
Facsimile:  215-938-8019